                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
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                            CAYENNE CONSTRUCTION INC.
                 (Name of small business issuer in its charter)


         Nevada                                                  91-2100318
(State of Incorporation)    (Primary Standard Industrial      (I.R.S. Employer
                            Classification Code Number)       Identification
                                                                  Number)

                        1320 East Sixth Street, Suite 100
                          Corona, California 92879-1700
                                  909-279-6869
         (Address and telephone number of principal executive offices)
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                        1320 East Sixth Street, Suite 100
                          Corona, California 92879-1700
                                  909-279-6869


(Address of principal place of business or intended principal place of business)
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                                  Melanie Scott
                             750 Royal Crest Circle
                                  Suite 325100
                             Las Vegas, Nevada 89109
                            702-369-3063 (Telephone)
                             702-369-6381 (Telecopy)

            (Name, address and telephone number of agent for service)
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                          Copies of Communications to:

                               Joseph R. Scarpello
                                 Attorney at Law
                              19700 Fairchild Road
                                    Suite 100
                            Irvine, California 92680
                            714-639-0395 (Telephone)
                             949-852-8436 (Telecopy)
                            -------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED
                                                         MAXIMUM
TITLE OF EACH                        PROPOSED MAXIMUM    AGGREGATE
 CLASS OF              AMOUNT TO BE   OFFERING PRICE     OFFERING       AMOUNT OF
SECURITIES              REGISTERED      PER SHARE          PRICE      REGISTRATION FEE

Common Stock, .001 par    $500,000        $1.00           $500,000        $52.80

Total                     $500,000        $1.00           $500,000        $52.80


               THE DATE OF THIS PROSPECTUS IS _______________,2001



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 Subject to Completion, dated July ______, 2001

                                   PROSPECTUS

                            CAYENNE CONSTRUCTION INC.

                         500,000 shares of common stock

We are offering to the public 500,000 of the shares of common stock on a "best efforts" basis through our sole officer and director, Mr. Thomas Nanci. There is no minimum contingency and no escrow or impound, and the proceeds may be utilized by CAYENNE CONSTRUCTION INC. in its discretion. CAYENNE CONSTRUCTION INC. common stock is not currently listed or quoted on any quotation medium, and may never be quoted on any quotation medium, nor may a market for CAYENNE CONSTRUCTION INC. stock ever develop. The offering will terminate 12 months from the date of this prospectus.

THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR COMMON STOCK ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR PURCHASE. SEE RISK FACTORS ON PAGES 3 THROUGH 5 OF THIS PROSPECTUS.

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These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Shares are offered at $1.00 per share. Since there is no minimum amount of shares that must be sold, the proceeds of the offering may be $0 up to $500,000. The offering is being self-underwritten through CAYENNE CONSTRUCTION INC.'s officers and directors.

                                TABLE OF CONTENTS



Prospectus Summary-------------------------------------------------------- 1
The Offering-------------------------------------------------------------- 1
Summary Financial Data---------------------------------------------------- 1
Capitalization------------------------------------------------------------ 2
Risk Factors-------------------------------------------------------------- 3
Use of Proceeds----------------------------------------------------------- 9
Determination of Offering Price------------------------------------------- 10
Dilution------------------------------------------------------------------ 10
Dividend Policy----------------------------------------------------------- 11
No Market for Common Stock------------------------------------------------ 11
Plan of Distribution------------------------------------------------------ 11
Company Overview---------------------------------------------------------- 12
Management's Discussion and Analysis of Financial Condition and Results of Operations------------------------------------------------- 13
Business------------------------------------------------------------------ 14
Our Business Strategy----------------------------------------------------- 15
Facilities---------------------------------------------------------------- 15
Management---------------------------------------------------------------- 20
Executive Compensation---------------------------------------------------- 20
Principal Shareholders---------------------------------------------------- 20
Indemnification Agreements------------------------------------------------ 21
Description of Securities------------------------------------------------- 21
Transfer Agent, Warrant Agent and Registrar------------------------------- 23 Shares Eligible for Future Sale------------------------------------------- 23
Reports to Stockholders--------------------------------------------------- 24
Market Price of Common Stock---------------------------------------------- 24
Legal Matters------------------------------------------------------------- 24
Experts------------------------------------------------------------------- 24
Additional Information---------------------------------------------------- 25
Table of Contents--------------------------------------------------------- 25

                               PROSPECTUS SUMMARY

CORPORATE BACKGROUND


CAYENNE CONSTRUCTION INC. was organized on January 3, 2001 and has not yet commenced operations. The Company's principal business will be to resell ready mix concrete in large volume and to wholesale/retail said ready mix concrete to smaller construction companies and individuals at a profit. The Company will also develop an independent construction work of its own. The Company will also develop corporate partnerships in the construction industry to enable it to sell an infinite array of services. The Company is a development-stage company with no operations through the date of this prospectus.



                                  THE OFFERING

Common Stock offered----------------------------- Up to 500,000 shares of common stock

Price Per Share---------------------------------- $1.00

Common Stock Outstanding before Offering--------- 4,200,000 shares

Use of Proceeds---------------------------------- The proceeds of the offering will be used for market
                                                  analysis, marketing and
                                                  promotional programs, and
                                                  general working capital

Estimated Total Proceeds------------------------- $500,000.00

Symbol------------------------------------------- None

Risk Factors------------------------------------- The shares of Common Stock hereby involve a high degree
                                                  of risk

Terms of the Offering---------------------------- 12 months from date of prospectus

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                             SUMMARY FINANCIAL DATA


The following summary financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data set forth below for the period from January 3, 2001 (Inception) to May 31, 2001, and the balance sheet data as of May 31, 2001, are derived from, and are qualified by reference to, our audited financial statements included elsewhere in this prospectus.


           Statement of Operations Data:
           January 3, 2001 (Inception) to May 31, 2001
           Revenues                                            $      -
           General and administrative expenses                    2,782
                                                               ---------


           Net loss                                            $ (2,782)
                                                               =========
           Net loss per share                                  $  (0.01)
                                                               =========

         Balance Sheet Data at May 31, 2001:            Actual       As adjusted
                                                        ------       -----------
           Cash                                        $   418        $ 500,418
           Deferred offering costs                      13,000

           Total Assets                                $13,418        $ 500,418
                                                       ========       ==========
           Liabilities                                       -                -
                                                       --------       ----------
           Stockholders' equity                        $13,418        $ 500,418
                                                       ========       ==========


As adjusted amounts at May 31, 2001, reflect 500,000 shares available under this offering at $1.00 per share, for net proceeds of $500,000. Offering expenses totaling $13,000 have been paid through the date of this prospectus, thus all proceeds from this offering will be received directly by the Company.

CAPITALIZATION

The following table sets forth our capitalization as of May 31, 2001, and as adjusted, to give effect to the sale of 500,000 shares of common stock offered at an assumed public offering price of $1.00 per share.

                                                                May 31, 2001
                                                           ---------------------
                                                             Actual  As adjusted
                                                           ---------  ---------
Stockholders' equity:

Common stock, $.001 par value per share;
  30,000,000 shares authorized; 4,200,000
  shares issued and outstanding; 4,700,000
  shares issued and outstanding, as
  adjusted assuming 500,000 shares are sold
  in the offering......................................    $  4,200    $  4,700

Additional paid-in capital.............................      12,000     511,500

Deficit accumulated during the development stage.......      (2,782)     (2,782)
                                                           ---------   ---------
Total stockholders' equity ............................    $ 13,418    $500,418
                                                           =========   =========



As adjusted amounts at May 31, 2001, reflect 500,000 shares available under this offering at $1.00 per share, for net proceeds of $500,000. Offering expenses totaling $13,000 have been paid through the date of this prospectus, thus all proceeds from this offering will be received directly by the Company.

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. THIS PROSPECTUS CONTAINS STATEMENTS OF OUR EXPECTATIONS, OBJECTIVES AND PLANS AND OTHER FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE THE FORWARD-LOOKING STATEMENTS PROJECT AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS THIS PROSPECTUS SETS FORTH BELOW. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION THIS PROSPECTUS CONTAINS.

THE COMPANY IS A DEVELOPMENT-STAGE COMPANY WITH NO OPERATIONS THROUGH THE DATE OF THIS PROSPECTUS.

AFTER THIS OFFERING, WE MAY NOT HAVE SUFFICIENT FUNDS TO FULLY IMPLEMENT OUR BUSINESS STRATEGIES.
This offering will only provide us with funding for our initial business strategy. When this offering closes, we will use our net proceeds from this offering to pay for any expenses to date. We will require additional funds in the future to fully implement our business strategies, including our plan to grow through building a larger client base. If we are unable to obtain additional funds, we may not be able to fully implement our business strategies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources -- Combined."

WE HAVE NO COMBINED OPERATING HISTORY, AND WE MAY FAIL TO INTEGRATE OUR BUSINESSES STRATEGY IN AN COHESIVE, EFFICIENT ENTERPRISE.
We have not conducted any operations or generated any revenues to date. On July 10, 2001 the Company acquired its first contract to provide ready mix concrete to Elite Bobcat Service, Inc. located in Corona, California. The contract with Elite Bobcat Service Inc. will become effective on September 1, 2001. Our inability to acquire new contracts, singly or in any combination, could materially adversely affect our business and financial performance. Our success will depend, in part, on the extent to which we are able to institute the necessary Company pricing and management systems, establish effective cost and other control mechanisms and otherwise integrate a cohesive, efficient enterprise that achieves the cost savings and revenue enhancements we expect. Our inability to integrate successfully our business strategy will materially adversely affect our business, financial condition and results of operations and render unlikely that our strategies for growth will succeed.

WE EXPECT TO GROW RAPIDLY AND EFFECTIVELY MANAGING OUR GROWTH MAY BE
DIFFICULT.
We expect to grow rapidly. This growth will place a significant strain on our resources and systems. To manage our growth, we must be able to:

        o   work together effectively;

        o   recruit and integrate additional senior level managers as needed;
            and

        o train and manage our operations management and employees to achieve the disciplines a public Company requires as the Company grows.

Our business, financial condition and results of operations could suffer materially if we do not effectively manage our growth.

Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Combined." If we are unable to effect additional customers beyond that of Elite Bobcat Service, we will not have the opportunity to realize the cost savings and opportunities we expect that increasing market share in those markets would produce.

WE EXPECT THAT OUR QUARTERLY RESULTS WILL FLUCTUATE.
We expect our quarterly operating results will fluctuate significantly as a result of many factors, including:

        o the high seasonality of demand for ready mix concrete which results from the seasonal nature of construction activity

        o the cyclical nature of the construction industry, both nationally and in the local and regional markets;

        o our fixed costs that may continue during periods of low demand for our services;

        o   competitive conditions in our industry; and

        o   the magnitude and timing of future sales.

As a strategic response to changes in the competitive environment, we may from time to time make certain service, marketing or supply decisions that temporarily harm our business. As a result, our operating results at times may be below expectations.

WE MAY BE UNABLE TO COMPETE FAVORABLY IN OUR HIGHLY COMPETITIVE INDUSTRY.
We may be unable to compete favorably in a highly competitive industry. Our competitive position in a given market will depend largely on the location and operating costs of the ready mix concrete plants that we will be purchasing from and prevailing prices in that market. Price is the primary competitive factor among suppliers for small or simple jobs, principally in residential construction, while timeliness of delivery and consistency of quality and service as well as price are the principal competitive factors among suppliers for large or complex jobs. Our competitors will range from small, owner-operated private companies offering simple mixes to subsidiaries or operating units of large, vertically integrated cement manufacturing and concrete products.

Competitors having lower operating costs than we do or having the financial resources to enable them to accept lower margins than we do will have a competitive advantage over us for jobs that are particularly price-sensitive.

WE MAY INCUR MATERIAL COSTS AND LOSSES AS A RESULT OF CLAIMS THAT PRODUCTS WHICH WE PURCHASE DO NOT MEET REGULATORY REQUIREMENTS OR CONTRACTUAL SPECIFICATIONS. Our suppliers generally will provide mixed designs of concrete from their plants. Our suppliers must meet building codes or other regulatory requirements and contractual specifications for durability, stress-level capacity, weight-bearing capacity and other characteristics. The plants that we anticipate contracting with initially will warrant to the customers that the concrete the plants provide: (1) in its plastic state on site will be delivered on time and in conformity with applicable tests and contractual specifications; and (2) in its hardened state will satisfy any applicable industry compressive strength test conducted by an independent testing laboratory. If the plants fail to provide product in accordance with these requirements and specifications, claims may arise against us or our reputation may be damaged.

WE ARE A NEW INDEPENDENT CONCRETE WHOLESALE/RETAILER.
The Company's objective is to integrate high volume sales of concrete to small to midrange construction companies and homeowners. The Company believes it can provide a cost savings to the small construction companies that can not buy enough concrete to obtain a fair price. The Company believes its ability to grow in the market is partially dependent on the value of concrete that the Company can purchase from its suppliers. There can be no assurance that any new or proposed marketing strategy will attain market acceptance. Failure of the Company to produce and develop new and innovative marketing strategies, or the failure of the Company to generate sales will have a material adverse effect upon the Company's business, operating results and financial condition. In addition, no assurance can be given that the Company can maintain it's current purchase price from manufacturers.

WE NEED ADDITIONAL CAPITAL TO FUND OUR BUSINESS.
Our business model indicates that it is likely that we will incur operating losses over the next 12-24 months while we "roll-out" our new marketing concept. The Company will need to develop corporate partnerships, and attract and increase the number of customers attracted to our strategy so that we can generate revenues. As a result of those losses and the funds needed for infrastructure development, we anticipate that we will have to raise substantial additional capital to sustain us during this period and to fund improvements in our technology.

THERE IS NO PUBLIC MARKET FOR THE COMPANY'S SHARES.
There is no public market for the shares of our common stock. There can be no assurance that any public market will develop in the future for the Company's shares. Investors will be required to represent that they are purchasing the Shares for their own account, for investment only, and not with a view to their sale or distribution. The Shares cannot be sold, transferred or otherwise disposed of unless registered under the Securities Act and any applicable state securities laws, unless exemptions from such registrations are available. There can be no assurance that any exemption from such registrations will be available subsequent to this Private Placement. Investors may be required to hold the Shares they purchase indefinitely and not be able to liquidate their investment in the event of an emergency or for any other reason. See the section entitled "The Private Placement" elsewhere in this Memorandum.

LIMITED RESOURCES, DEPENDENCE ON THIRD PARTIES FOR CRITICAL SERVICES.
The Company currently has no full-time management employees; however, on September 1, 2001, the employment of the Company's president of sales will commence. We are therefore relying on outside sales to develop our customer base at this time. Should we encounter operating difficulties or have opportunities to achieve significant growth, we will need additional sales representatives, and clerical and administrative support, and may need to deal with those difficulties or to take advantage of the growth opportunities. If for any reason our concrete suppliers are unable to serve our needs for a sustained time period, our business could be adversely affected.

WE DEPEND ON ACCEPTANCE OF OUR BRAND NAME CAYENNE CONSTRUCTION INC.
We believe that the development of brand name recognition is critical to the success of most businesses, including our own, particularly with the recent and growing increase in the number of companies that are reselling concrete products. The Company will develop the brand name CAYENNE CONSTRUCTION INC., in its wholesale/retail sales of ready mix concrete, and corporate partnerships. Development and awareness of the CAYENNE CONSTRUCTION INC., brand name will depend largely on our success in increasing our customer base. If consumers do not perceive the Company as offering an better price for ready mix concrete and other products, the Company will be unsuccessful in promoting and maintaining our brand name or our business.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OPERATIONS.
Thomas Nanci will commence employment for the Company on September 1, 2001 as a full-time employee as president of sales. Mr. Nanci will play a key role in the Company's operations and in the further development of its business. The loss of his services could adversely impact the Company's business and chances for success. The Company's performance also will greatly depend on its ability to hire, train, retain and motivate additional officers and other key employees. However, competition for highly skilled managerial, technical, marketing and customer service personnel is intense. The Company may not be able to successfully attract, integrate or retain sufficiently qualified personnel and, in that event, its business could suffer.

MANAGEMENT WILL HAVE BROAD DISCRETION OVER THE ALLOCATION OF PROCEEDS FROM
THIS OFFERING.
Management will have broad discretion in using the proceeds from this offering. The Company plans to use the net proceeds of this offering for continued expansion activities and general corporate purposes.

SPECULATIVE INVESTMENT AND POSSIBLE LOSS OF ENTIRE INVESTMENT.
A purchase of the Offered Shares is significantly speculative and involves significant risks, and the Offered Shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price for the Offered Shares. A purchase of the Offered Shares would be "unsuitable" for a person who cannot afford to lose his or her entire purchase price for the Offered Shares. The business objectives of the Company must also be considered speculative, and there is no assurance the Company will satisfy those objectives. No assurance can be given that the purchasers of the Offered Shares will realize a substantial return on their purchase of the Offered Shares, or any return whatsoever, or the purchasers of the Offered Shares will not lose their investments in the Company completely. For this reason, each prospective purchaser of Offered Shares should read this Memorandum and all exhibits to this Memorandum carefully and should consult with that purchaser's attorney, business advisor, or investment advisor.

CONFLICTS OF INTEREST
The potential for conflicts of interest exists among the Company and affiliated persons for future business opportunities that may not be presented to the Company. The officers and directors of the Company may engage in other activities. The persons serving as officers and directors of the Company may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. The officers and directors of the Company, however, believe that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the business of the Company.

LOSS ON DISSOLUTION OF THE COMPANY.
In the event of a dissolution of the Company, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to the shareholders of the Company only after satisfaction of claims of the Company's creditors. The ability of a purchaser of Offered Shares to recover all or any portion of his or her purchase price for the Offered Shares in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.

BEST EFFORTS -OFFERING.
The Offered Shares are offered by the Company on a "best efforts" basis and no individual, firm, or corporation has agreed to purchase any of the Offered Shares. No assurance can be given that any or all of the Offered Shares will be sold.

CONTROL BY EXISTING SHAREHOLDERS.
Upon consummation of the Offering, the shareholders controlling the Company prior to the commencement of the Offering will beneficially own a majority of the issued and outstanding shares of the Company's common stock. Because of such ownership, those shareholders will effectively control the election of all members of the Board of Directors of the Company and determine all corporate actions. Purchasers of the Offered Shares may not be entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the common shares of the Company present at a meeting of shareholders of the Company may be able to elect all of the directors of the Company and the minority shareholders of the Company may not be able to elect a representative to the Company's Board of Directors.

RECEIPT OF COMPENSATION REGARDLESS OF PROFITABILITY.
The officers, directors, and employees of the Company are entitled to receive significant compensation, payments, and reimbursements regardless of whether the Company operates at a profit or a loss. The Bylaws of the Company provide that directors shall receive no compensation for their services as directors. However, any compensation received by officers, management personnel of the Company and directors, if earned in a capacity other than director, will be determined from time to time by the Board of Directors of the Company. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

UNINSURED LOSS; ACTS OF GOD.
The Company may, but is not required to, maintain comprehensive liability and other business insurance of the types customarily carried by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, the Company's production and processing systems could be rendered inoperable for protracted periods of time, which would adversely affect the Company's financial condition. In the event of a major civil disturbance, the Company's operations could be adversely affected. Should such an uninsured loss occur, the Company could lose significant revenues and financial opportunities in amounts which would not be partially or fully compensated by insurance proceeds.

FEDERAL INCOME TAX CONSEQUENCES.
The Company has obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of this Offering. Consequently, investors must evaluate for themselves, along with their own accountant's and own attorney's, the income tax implications which attach to their purchase and subsequent sale of the securities offered hereunder.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR COMMON STOCK.
As of the date of this prospectus, there is no public market for the Company's common stock. Although the Company plans to apply for listing its common stock on the over-the-counter ("OTC") bulletin board, there can be no assurance that the Company's attempts to do so will be successful. Furthermore, if the Company does become listed, with respect to its common stock on the OTC bulletin board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

PENNY STOCK STATUS.
If and when it creates a market for its common stock, CAYENNE CONSTRUCTION INC.'s common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:
- Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions in a penny stock.
- Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.
- Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.
- The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for CAYENNE CONSTRUCTION INC.'s stock.

SINCE THIS IS A DIRECT PUBLIC OFFERING WITH NO UNDERWRITER, THE Company MAY NOT BE ABLE TO SELL ANY SHARES.

We have not retained an underwriter to sell any of our shares. We are conducting this offering as a direct public offering, which means there is no guarantee as to how much money we will be able to raise or if we will successfully sell all of the shares in this offering. Mr. Nanci, our sole officer and director, will be selling the shares himself and has no prior experience in selling securities. If he fails to sell all of the shares offered in this prospectus, our ability to implement our business plan will be materially effected.

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

AVAILABLE INFORMATION

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Exchange Act of 1934, we will file reports and other information with the Securities and Exchange Commission. We intend to register our securities under
Section 12(g) of the Exchange Act. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the commission at:

Public Reference Facilities at: Pacific Regional Office at:

450 Fifth Street, Room 1024 5670 Wilshire Boulevard
N.W. Judiciary Plaza 11th Floor
Washington, D.C. 20549 Los Angeles, California 90036

Chicago Regional Office at: New York Regional Office at:

Northwestern Atrium Center Seven World Trade Center
500 West Madison street 13th Floor
Suite 1400 New York, New York 10048
Chicago, Illinois 60661

In addition, all of our reports can be reviewed through the SEC's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC's web site (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing unaudited interim financial statements for the first three-quarters of each fiscal year.

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules, may be inspected without charge at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at the SEC regional offices and copies of all or any part thereof may be obtained at prescribed rates from the public reference section of the SEC. Such reports and other information can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should" "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

IN ADDITION TO THE RISKS SPECIFIED IN THIS MEMORANDUM, THE COMPANY MAY BE SUBJECT TO RISKS NOT FORESEEN OR COMPLETELY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS MEMORANDUM POTENTIAL PURCHASERS OF THE OFFERED SHARES SHOULD REMEMBER THAT OTHER POSSIBLE RISKS NOT SPECIFIED IN THIS MEMORANDUM COULD EXIST AND BE


                                 USE OF PROCEEDS

The amounts and timing of expenditures described in the table for the purpose may very significantly depending on numerous factors, including without limitation of the progress of our marketing, distribution and further development of our services, competing technology and market developments, are ability to establish collaborative arrangements the initiation of commercialization activities in the availability of other financing. We anticipate based on currently proposed plans and assumptions relating to our operations, that are available cash and the maximum proceeds from this offering, and the cash flow from operations if any, are adequate to satisfy our capital needs for at least (12) twelve months following consummation of this offering.

The net proceeds to CAYENNE CONSTRUCTION INC. from the sale of the shares of Common Stock offered hereby are estimated to be approximately $500,000. CAYENNE CONSTRUCTION INC. intends to use these proceeds for sales promotion, working capital and general corporate purposes, as follows:

The following table shows CAYENNE CONSTRUCTION INC.'s use of proceeds if 10%, 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.

                                              10%        25%       50%        75%         100%
Proceeds available for working capital.... $ 50,000   $125,000   $250,000   $375,000   $500,000

The allocation of the net proceeds of the Offering set forth above represents CAYENNE CONSTRUCTION INC.'s best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and CAYENNE CONSTRUCTION INC.'s future revenues and expenditures. If any of these factors change, CAYENNE CONSTRUCTION INC. may find it necessary or advisable to reallocate some of the proceeds within the above- described categories. Working capital includes sales development, rent, utilities, overhead, telephone, insurance, postage, office supplies, packing materials, and other miscellaneous expenses.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments. There can be no assurance that CAYENNE CONSTRUCTION INC. will raise any proceeds at all from this offering.

                         DETERMINATION OF OFFERING PRICE

The price of the Shares in this Private Placement was arbitrarily determined by us and bears no relationship whatsoever to our assets, operating results, book value or any other objective criteria of value. We considered several factors in such determination.

Including the following:

         o prevailing market conditions, including the history and prospects for the industry in which we intend to complete
         o        our future prospects; and
         o        our capital structure.

Therefore, public offering price of the shares does not necessarily bear any relationship to establish valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common Stock. You cannot be sure that public market for any of our securities will develop a continued or that the securities will ever trade at a price at or higher than the offering price in this offering.


                                    DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At May 31, 2001, our common stock had a pro forma net tangible book value of approximately $418 or $0.00 per share. After giving effect to the receipt of the net proceeds of $500,000 from the maximum offering offered in this prospectus at an assumed initial offering price of $1.00 per share, our pro forma net tangible book value at May 31, 2001, would have been $500,418 or $0.10 per share, representing an immediate increase in net tangible book value of $0.10 per share to our present stockholders, and immediate dilution of $0.10 per share to investors. The following table illustrates dilution to investors on a per share basis:

Offering price per share                                                  $1.00
Net tangible book value per share before offering                         $0.00
Increase per share attributable to investors                              $0.10
Pro forma net tangible book value per share after offering                $0.10
Dilution per share to investors                                           $0.90

The following table summarizes, as of May 31, 2001, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering. The table assumes the sale of the 500,000 shares offered in this prospectus at an assumed initial public offering price of $1.00 per share and before any deduction of estimated offering expenses.

                                Shares Purchased        Total Cash     Average
                                                        Consideration   Price
                                                                       Per Share
                                Amount     Percent    Amount    Percent
Original Stockholders          1,200,000     25%       $1,200      0%   $0.001
Private Placement              3,000,000     63%      $15,000      4%   $0.005
Public Stockholders              500,000     12%     $500,000     96%   $1.000
--------------------------------------------------------------------------------
         Total                 4,700,000    100%     $516,200    100%   $0.100

                                 DIVIDEND POLICY

Under applicable law, dividends cannot be paid until there is generated earnings. However, it is our policy to retain earnings to support future growth and expansion. Accordingly, we do not intend to declare or pay cash dividends on the common stock in the foreseeable future. Any payment of dividends will be at the sole and absolute discretion of the Company's Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors.

                           NO MARKET FOR COMMON STOCK

CAYENNE CONSTRUCTION INC.'S common stock is not listed or quoted at the present time, and there is no present public market for CAYENNE CONSTRUCTION INC.'s common stock. CAYENNE CONSTRUCTION INC. has not obtained a market maker who has agreed to file an application for CAYENNE CONSTRUCTION INC.'s securities to be quoted on the NASD OTC Bulletin Board(Bulletin Board). Upon the effectiveness of this Registration Statement, CAYENNE CONSTRUCTION INC., is subject to NASD approval, and there can be no assurance that CAYENNE CONSTRUCTION INC.'s stock will be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept CAYENNE CONSTRUCTION INC.'s proposed market maker's application on Form 211. Therefore, there can be no assurance that a public market for CAYENNE CONSTRUCTION INC.'s common stock will ever develop.

                              PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of , California, Nevada and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by CAYENNE CONSTRUCTION INC., which offers the Shares directly to investors through officer Thomas Nanci, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in CAYENNE CONSTRUCTION INC.. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

We will sell the shares on a "best efforts basis" through our sole officer and director (Mr. Thomas Nanci) who will not receive any compensation in connection with the sale of shares, although we will reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Nanci will be relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, he must be in compliance with all of the following:

*    he must not be subject to a statutory disqualification;
* he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
*    he must not be an associated person of a broker-dealer;
* he must restrict participation to transactions involving offers and sale of the shares;
* he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
* he must restrict participation to written communications or responses to inquiries of potential purchasers.

Mr. Nanci intends to comply with the guidelines enumerated in Rule 3a4-1. Mr. Nanci has no current plans to purchase shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel.

The offering of the Shares shall terminate 12 months after the date of this prospectus. CAYENNE CONSTRUCTION INC. reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

                                COMPANY OVERVIEW

Background of the Company. The Company was incorporated pursuant to the laws of the State of Nevada on January 3, 2001, using the name CAYENNE CONSTRUCTION INC. The Company's principal business will be to resell ready mix concrete in large volume and to wholesale/retail said ready mix concrete to smaller construction companies and individuals at a profit. The Company will also develop accompanying independent construction work of its own. The Company will also develop corporate partnerships in the construction industry to enable it to sell an infinite array of services. The Company is a development-stage Company with no operations through the date of this prospectus. The Company will have offices in Corona, California. The Company will also develop an accompanying independent construction work of its own. The Company will also develop corporate partnership in the construction industry to enable it to sell an infinite array of services.

Cayenne's through its concrete suppliers will provide ready mixed concrete and related products and services to Southern California. On July 10, 2001, the Company signed its first contract with Elite Bobcat Service Inc. to wholesale ready mix concrete. The contract will become effective on September 1, 2001. Last year Elite Bobcat Service Inc. purchased approximately 15,000 cubic yards of concrete from concrete suppliers in Southern California. Cayenne's operations consist principally of wholesale/retailing, delivering and placing ready mixed concrete at job sites for our customers. The Company will provide services intended to reduce our customers overall construction costs by lowering the in-place cost of concrete. To increase the scope of our operations, we will seek to acquire contracts with other small concrete companies in order to reduce their overall costs and management overhead.

Cayenne will develop its brand name through sales in Southern California. Cayenne intends to develop new marketing concepts and expand it sales in other states in the future. The Company anticipates that it will continue with its original sales practice and develop new business through the implementing of it's business and marketing concepts.


SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data set forth below for the period from January 3, 2001 (Inception) to May 31, 2001, and the balance sheet data as of May 31, 2001, are derived from, and are qualified by reference to, our audited financial statements included elsewhere in this prospectus.

Statement of Operations Data:
           January 3, 2001 (Inception) to May 31, 2001
           Revenues                                                   $       -
           General and administrative expenses                            2,782
                                                                      ----------
           Net loss                                                   $  (2,782)
                                                                      ==========
           Net loss per share                                         $    0.01
                                                                      ==========

         Balance Sheet Data at May 31, 2001:           Actual        As adjusted
                                                       -------------------------
           Cash                                        $13,418        $ 500,418
           Liabilities                                       -               -
                                                             -               -
                                                       --------       ----------
           Stockholders' equity                        $13,418        $ 500,418
                                                       ========       ==========


As adjusted amounts at May 31, 2001, reflect 500,000 shares available under this offering at $1.00 per share, for net proceeds of $500,000. Offering expenses totaling $13,000 have been paid through the date of this prospectus, thus all proceeds from this offering will be received directly by the Company.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS.

YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THIS PROSPECTUS INCLUDES.
Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should" "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

RESULTS OF OPERATIONS
Period from January 3, 2001 (Inception) to May 31, 2001.

Revenues. We are a development stage enterprise as defined in the Statement of Financial Accounting Standards No. 7, and have yet to generate any revenues. Our revenue recognition policies will comply with Staff Accounting Bulletin No. 101 of the SEC. Our revenues will be generated through service fees charged to customers, as a percentage of the total sale, generally at a rate of 5%. The Company will bill the customer directly for such service fee. The Company will not take title to any inventory.

PLAN OF OPERATION
Since our inception on January 3, 2001, we have not been engaged in any significant operations nor have we had any revenues, as we are in the development stage. Our only recent activities include organization of the Company and the negotiation and execution of the EBS contract. During the next 12 months we plan to focus our efforts on the development of our proposed products, entrance into our proposed market and search for possible collaborative partners in our industry.

Until an infusion of capital from this offering, we will not be able to commence operations. We currently have insufficient capital to commence operations and are dependent on the proceeds of this offering to begin such operations. We have suffered recurring losses from operations and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements approximately for the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $100,000 to continue operations for the next 12 months based on our capital expenditure requirements. Capital will be raised pursuant to this offering.

After this offering, we will require additional funds to maintain and expand our operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

LIQUIDITY AND CAPITAL RESOURCES
Cash and cash equivalents will be increasing primarily due to the receipt of funds from this offering and loans obtained through private sources by us are anticipated to offset our near term cash equivalents. At May 31, 2001, the Company had $418 in cash on hand. Since inception, we have financed our cash flow requirements through issuance of common stock totaling $15,500. We expended $13,000 for the offering and $2,782 in expenses. As we expand our activities, we may continue to experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we may be required to obtain additional financing to fund operations through common stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our products, provide superior customer services and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

                                    BUSINESS

Background of the Company. The Company was incorporated pursuant to the laws of the State of Nevada on January 3, 2001, using the name CAYENNE CONSTRUCTION, INC. The Company's principal business will be to resell ready mix concrete in large volume and to wholesale/retail said ready mix concrete to smaller construction companies and individuals at a profit. The Company will also develop accompanying independent construction work of its own. The Company will also develop corporate partnerships in the construction industry to enable it to sell an infinite array of services. The Company is a development-stage Company with no operations through the date of this prospectus. The Company will have offices in Corona California. The Company will also develop an accompanying independent construction work of its own. The Company will also develop corporate partnership in the construction industry to enable it to sell an infinite array of services.

Cayenne's through its concrete suppliers will provide ready mixed concrete and related products and services to Southern California. On July 10, 2001, the Company signed its first contract with Elite Bobcat Service, Inc. to wholesale ready mix concrete. The contract will become effective on September 1, 2001. Last year Elite Bobcat Service Inc. purchased approximately 15,000 cubic yards of concrete from concrete suppliers in Southern California. Cayenne's operations consist principally of wholesale/retailing, delivering and placing ready mixed concrete at job sites for our customers. The Company will provide services intended to reduce our customers overall construction costs by lowering the in-place cost of concrete. We intend to increase the scope of our operations, we will seek to acquire contracts with other small concrete companies in order to reduce their overall costs and management overhead.

Cayenne will develop its brand name through sales in Southern California. Cayenne intends to develop new marketing concepts and expand it sales in the other states in the future. The Company anticipates that it will continue with its original sales practice and develop new business through the implementing of it's business and marketing concepts.

                              OUR BUSINESS STRATEGY

Our objective is to expand the geographic scope of our operations and become the leading reseller of ready-mixed concrete and related services in each of our markets. The Company will save significant costs and regulatory requirements since it will not required to build or acquire concrete plants. The Company will focus on smaller construction companies in the beginning in order to develop a large customer base and to build relationships through our strategy. Mr. Nanci will be responsible for executing our Company-wide strategy.

                                   FACILITIES

We currently maintain a office at 1320 East Sixth Street, Suite 100 Corona, California 92879-1700. Rent is paid on a yearly basis at $180 and will commence on September 1, 2001. Additionally, Mr. Nanci, our sole officer and director, occasionally will utilize his home to conduct business on our behalf. Mr. Nanci does not receive any remuneration for the use of his home or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until our business plan is more fully implemented.

INDUSTRY OVERVIEW AS TO CONCRETE SUPPLIERS
Annual usage of ready-mixed concrete in the United States is currently at a record level and is projected to continue growing. According to the National Ready-Mixed Concrete Association (the "NRMCA"), total sales from production and delivery of ready-mixed concrete in the United States grew from $17.6 billion in 1996 to $19.3 billion in 1997 and to $21.3 billion in 1998, to $22.1 billion in 1999, to $22.9 billion in 2000 and total sales for the year end 2001are expected to grow to $23.4 billion. This growth reflects several contributing factors, including (1) general economic expansion in the United States, (2) enhanced promotional efforts and (3) development of new applications. Four broad construction sectors comprise the market for ready-mixed concrete: (1) residential; (2) commercial and industrial; (3) street and highway; and (4) other public works and infrastructure, including bridges, aqueducts, dams, tunnels, educational facilities, public utilities, airports and correctional facilities. For most projects, manufacturers of ready-mixed concrete act as material suppliers for the projects' general contractors. According to the NRMCA, of the $22.9 billion in industry-wide sales in 2000, approximately 22% related to residential construction, 18% related to commercial and industrial construction, 32% related to streets and highways construction and paving, 10% related to water treatment facilities, 10% related to public facilities and buildings and 8% related to other public works and infrastructure construction. Ready-mixed concrete is a versatile, low-cost manufactured material the construction industry uses in substantially all its projects. It is a stone-like compound that results from combining fine and coarse aggregates (such as sand, gravel and crushed stone), water and admixtures (chemicals, fibers and minerals) with cement to create a plastic (malleable) material. Ready-mixed concrete can be manufactured in thousands of variations which in each instance may reflect a specific design use. Manufacturers of ready-mixed concrete generally maintain less than one day's requirements of raw materials and must coordinate their daily material purchases with the time-sensitive delivery requirements of their customers.

Ready-mixed concrete begins to harden when mixed and generally becomes difficult to place within 60 to 90 minutes after mixing. This characteristic generally limits the market for a permanently installed plant, to an area within a 25-mile radius of its location. Concrete manufacturers produce ready-mixed concrete in batches at their plants and use mixer and other trucks to distribute and place it at the job sites of their customers. These concrete manufacturers generally do not provide paving or other finishing services. These services are generally provided by construction contractors or subcontractors.

Manufacturers generally obtain contracts through local sales and marketing efforts they direct at resellers, general contractors, developers and home builders. As a result, local relationships are very important. Based on information the NRMCA has provided, the ready-mixed concrete industry in the United States is highly fragmented, with more than 3,500 independent producers operating a total of approximately 5,300 plants. Larger markets generally have numerous producers competing for business on the basis of price, timing of delivery and reputation for quality and service. We believe, on the basis of available market information, that the typical ready-mixed concrete Company is family owned and has limited access to capital, limited financial and technical expertise and limited exit strategies for its owners. Given these operating constraints, we believe many ready-mixed concrete companies are finding it difficult to both grow their businesses and compete effectively against larger, more cost-efficient and technically capable competitors. We believe these characteristics present opportunities for a Company with a focused sales force with low overhead and high value discounts.

SIGNIFICANT FACTORS IMPACTING THE MARKET FOR READY-MIXED CONCRETE
Based on available industry information, we believe that between 1998 and 2000 ready-mixed concrete sales as a percentage of total construction expenditures increased 14.1%. In addition to favorable trends in the overall economy of the United States, we believe three significant factors have been expanding the market for ready-mixed concrete in particular: (1) the increased level of industry-wide promotional and marketing activities; (2) the development of new and innovative uses for ready-mixed concrete; and (3) the enactment of the federal legislation commonly called TEA-21.


PRODUCTS AND SERVICES CAYENNE WILL PROVIDE THROUGH CONCRETE SUPPLIERS
Cayenne will provide through concrete suppliers ready-mixed concrete products consisting of proportioned mixes that the supplier prepares and delivers in unhardened plastic states for placement and shaping into their designed forms. The Company will have its suppliers selecting the optimum mix for a job, determining not only the ingredients that will produce the desired permeability, strength, appearance and other properties of the concrete after it has hardened and cured, but also the ingredients necessary to achieve a workable consistency under the weather and other conditions at the job site. We believe the Company through its suppliers will achieve product differentiation for the mixes it offers because of the variety of mixes it is able to produce, its volume production capacity and its scheduling, delivery, and placement reliability. Cayenne believes the Company will distinguish itself with its value-added service approach that emphasizes reducing its customers' overall construction costs by lowering the in-place cost of concrete.

From a contractor's perspective, the in-place cost of concrete includes both the amount paid to Cayenne for the ready-mixed concrete and the internal costs associated with the labor and equipment the contractor provides. For example, a contractor's unit cost of concrete is often only a small component of the total in-place cost that takes into account all the labor and equipment costs required to place and finish the ready-mixed concrete, including the cost of additional labor and time lost due to substandard products or delivery delays.

The Company will provide a variety of services in connection with it's concrete suppliers which help reduce its customers' in-place cost of concrete. These services will include:

         o production of new formulations and alternative product recommendations that reduce construction time;

         o quality control, through automated production and laboratory testing, that ensures consistent results and minimizes the need to correct completed work;

         o automated scheduling and tracking systems that ensure timely delivery and reduce the downtime incurred by the customer's finishing crew; and

         o innovative pricing discounts that are designed to minimize the time the customer keeps our trucks on site, thereby resulting in a lower price to the customer as well as a more efficient use of the customer's crews and equipment.

Cayenne will be supplied it's ready mix concrete by concrete manufactures which combine the desired type of cement, sand (fine aggregate), gravel and crushed stone (coarse aggregate) with water and typically one or more admixtures. These admixtures (chemicals, minerals and fibers) determine the usefulness of the product for particular applications.

The Plants uses a variety of chemical admixtures to achieve one or more of five basic purposes:

         o relieve internal pressure and increase resistance to cracking in subfreezing weather;

         o retard the hardening process to make concrete more workable in hot weather;

         o        strengthen concrete by reducing its water content;

         o accelerate the hardening process and reduce the time required for curing; and

         o facilitate the placement of concrete having a low water content.

The concrete manufactures will frequently use various mineral admixtures as supplementary cementing materials to alter the permeability, strength and other properties of concrete. These materials include fly ash, ground granulated blast-furnace slag and silica fume.

The concrete manufactures will also use fibers, such as steel, glass and synthetic and carbon filaments, as an additive in various formulations of concrete. Fibers help to control shrinkage cracking, which reduces permeability and improves abrasion resistance. In many applications, fibers replace welded steel wire and reinforcing bars. Relative to the other components of ready-mixed concrete, these additives generate comparatively high margins.

The concrete manufactures will produces ready-mixed concrete in batches. The batch operator in a dry batch plant simultaneously loads the dry components of stone, sand and cement with water and admixtures in a mixer truck that begins the mixing process during loading and completes that process while driving to the job site. In a wet batch plant, the batch operator blends the dry components and water in a plant mixer from which he loads the already mixed concrete into the mixer truck, which leaves for the job site promptly after loading.

The concrete manufactures' mixer trucks slowly rotate their loads on route to the Company's customers job sites in order to maintain product consistency. A mixer truck typically has a load capacity of nine cubic yards (approximately 18 tons) and a useful life of 12 years. After eight years, certain components of the mixer trucks require refurbishment. A new truck of this size currently costs approximately $125,000; these are capital costs that Cayenne will not have to allocate for.

Cayenne will emphasize the quality of it's suppliers, pre-job planning, customer service and coordination of supplies and delivery. The Company will obtain purchase orders for ready-mixed concrete months in advance of actual delivery to a job site. A typical order contains various specifications that the contractor requires the concrete to meet. After receiving the specifications for a particular job from Cayenne, the concrete manufacturers utilize computer modeling, industry data, and data from previous similar jobs to formulate a variety of mixtures of cement, aggregates, water and admixtures which will meet or exceed the contractor's specifications. It performs testing to determine which mix design is most appropriate to meet the required specifications. The test results enable the concrete manufacturer to select the mixture that has the lowest cost and meets or exceeds the job specifications. The concrete manufacturer's testing center creates and maintains a project file that details the mixture to be used when the concrete for the job is actually prepared. For quality control purposes, the testing center is also responsible for maintaining batch samples of concrete that has been delivered to a job site.

Concrete manufactures use computer modeling to prepare bids for particular jobs based on the size of the job, location, desired margin, cost of raw materials and the design mixture identified in its testing process. If the job is large enough, the Company will obtain quotes from its suppliers as to the cost of raw materials in order to reduce the cost. Once the Company obtains a quotation from its suppliers, the price of the raw materials for the specified job is informally established. Several months often elapse from the time a contractor accepts a bid until actual delivery of the ready-mixed concrete begins. During this time, we will maintain regular communication with the contractor and concrete manufacture concerning the status of the job and any changes in the job's specifications in order to coordinate the multi-sourced purchases of cement and other materials it will need to fill the job order and meet the contractor's delivery requirements. The Company must confirm that its customers are ready to take delivery of manufactured product throughout the placement process. On any given day, a particular plant may have production orders for dozens of customers at various locations.

To fill an order the Plant must:

         o the dispatch office coordinates the timing and delivery of the concrete to the job site with Cayenne and the customer;

         o a load operator supervises and coordinates the receipt of the necessary raw materials and operates the hopper that dispenses those materials into the appropriate storage bins;

         o a batch operator prepares the specified mixture from the order and oversees the loading of the dry ingredients and water (in a dry batch plant) or the already-mixed concrete (in a wet batch plant) into a mixer truck; and

         o the driver of the mixer truck delivers the load to the job site, places the load and, after washing the truck, departs at the direction of the dispatch office.

The central dispatch system will track the status of each of the concrete manufacturer's mixer trucks as to whether a particular truck is loading concrete, in route to a particular job site, on the job site, placing concrete, being washed or in route to a particular plant. The system is continuously updated via signals received from the individual truck operators as to their status. In this manner, the dispatcher is able to determine the optimal routing and timing of subsequent deliveries by each mixer truck and to monitor the performance of each driver.

A plant manager oversees the operation of each plant. The concrete manufacturer also employs maintenance personnel who perform routine maintenance work throughout its plants, a full-time staff of mechanics who perform substantially all the maintenance and repair work on the concrete manufacturer's vehicles, testing center staff who prepare mixtures for particular job specifications and maintain quality control, various clerical personnel who are responsible for the day-to-day operations of the concrete manufacturer. The concrete manufacturer generally operates on a single shift with some overtime operation during the construction season. On occasion, however, it has projects that require deliveries "around the clock."

CEMENT AND RAW MATERIALS
The concrete manufacturer obtains most of the materials it uses to manufacture ready-mixed concrete at each of its facilities on a daily basis. These raw materials include cement (itself a manufactured product), stone, gravel and sand. Each plant typically maintains an inventory level of these materials sufficient to satisfy its operating needs for one day or less. Cement represents the highest cost material used in the manufacture of ready-mixed concrete, currently averaging approximately $22 per cubic yard, while the current cost of stone, gravel and sand ranges from approximately $18 to $20 per cubic yard. In each of its markets, the concrete manufacture will purchase each of these materials from any one of several suppliers.

SALES AND MARKETING
General contractors typically select their suppliers of ready-mixed concrete. In large, complex projects, an engineering firm or division within a state transportation or public works department may influence the purchasing decision, particularly where the concrete has complicated design specifications. In those projects and in government-funded projects generally, the general contractor or project engineer usually awards supply orders on the basis of either direct negotiation or competitive bidding. We believe the purchasing decision in many cases ultimately is relationship-based. Our marketing efforts will target general contractors, design engineers and architects whose focus extends beyond the price of ready-mixed concrete to product quality and consistency and reducing their in-place cost of concrete.

COMPETITION
The ready-mixed concrete industry is highly competitive. The competitive position of the Company in a given market will depend largely on the location and operating costs of its ready-mixed concrete plants and prevailing prices in that market. Price is the primary competitive factor among suppliers for small or simple jobs, principally in residential construction, while timeliness of delivery and consistency of quality and service as well as price are the principal competitive factors among suppliers for large or complex jobs. Our competitors will range from small, owner-operated private companies to subsidiaries or operating units of large, vertically integrated cement manufacturing and concrete products companies. Competitors having lower operating costs than we do or having the financial resources to enable them to accept lower margins than we do will have a competitive advantage over us for jobs that are particularly price-sensitive. Competitors having greater financial resources to build plants in new areas or pay for acquisitions also will have competitive advantages over us.

SOURCE REVENUE
The Company believes that the main sources of its revenue will be (i) revenue from the sale of concrete, and (ii) revenue from other construction business generated. In June 2001, Cayenne Construction, Inc. entered into an exclusive contract with Elite Bobcat Service, Inc.(EBS) see exhibit B. The contract will be come effective as of September 1, 2001 were in "EBS" will pay to Cayenne Construction, Inc; 5% above its purchase price for all ready mix concrete purchased in the future. EBS purchased 12,000 cubic yards of ready-mixed concrete from several Southern California concrete manufactures in 2000. EBS has projected to purchase 15,000 cubic feet of ready mix concrete from September 1, 2001, to September 1, 2002. The Company will earn $37,500 on this initial contract with EBS.

PATENTS

Cayenne Construction, Inc. holds no patents for any products.

RAW MATERIALS AND PRINCIPAL SUPPLIERS AND VENDOR

There are no raw materials used in Cayenne Construction, Inc. services.

GOVERNMENT REGULATION

Government approval is not necessary for Cayenne Construction, Inc. business, and government regulations have no effect or negligible effect on their respective businesses.

                                   MANAGEMENT

The following table sets forth the names, and ages and positions of the officers, directors and certain key employees of, and consultants to the Company as of the date hereof:

          Name of Officer        Age       Position
          ---------------        ---       --------
           Thomas Nanci          33        PRESIDENT AND DIRECTOR OF THE COMPANY

The Company is dependent on the efforts and abilities of certain of its senior management, particularly Thomas Nanci. The interruption of the services of key management could have a material adverse effect on the Company's operations, profits and future development, if suitable replacements are not promptly obtained. In addition, the Company's success depends, in part, upon its ability to attract and retain other talented personnel. Although the Company believes that its relations with its personnel are good and that it will continue to be successful in attracting and retaining qualified personnel, there can be no assurance that the Company will be able to continue to do so. Specified below is certain information concerning each executive officer or director of the Company. All officers and directors of the Company hold office until their earlier resignation or removal.

Thomas Nanci, age 33, is the President and a Director of the Company. From 1985 to present Mr. Nanci has been employed at Elite Bobcat Service, Inc. since 1999. Mr. Nanci has worked with the Company in purchasing concrete and coordinating employees. EBS has performed work for the State of California and luxury home builders. Mr. Nanci's knowledge of the construction industry will prove invaluable to Cayenne.

                             EXECUTIVE COMPENSATION

Set forth below is information regarding the cash compensation that the Company intends to pay to its executive officers for their services during calendar 2001. Directors who are also employees of the Company will not receive extra compensation for their service as a Director on the Board of the Company. Mr. Nanci's employment will commence on September 1, 2001.

                  Name of Officer                    Amount of Compensation
                  ---------------                    ----------------------
                  Thomas Nanci                       $120,000

EMPLOYMENT AGREEMENTS
Cayenne Construction, Inc. has not entered into any employment agreement with any of its employees, and employment arrangements are all subject to the discretion of Cayenne Construction Company Inc. board of directors.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of common stock as of May 31, 2001, and after the offering of 500,000 shares of our common stock by (i) each person or group of affiliated persons who is known to own beneficially five percent (5%) or more of the common stock, (ii) each of the directors and officers of the Company, and (iii) all directors and executive officers of the Company as a group.


  NAME OF BENEFICIAL OWNERS        SHARES AND %BENEFICIALLY   % OF SHARES BENEFICIALLY OWNED
                                   OWNED AS OF 5/31/01(1)       AFTER THE PLACEMENT
Thomas Nanci                        1,200,000     100%                  28%
All directors and officers and      1,200,000     29%                   26%
group
2 persons

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote below and subject to community property laws where applicable, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                           INDEMNIFICATION AGREEMENTS

The Company does not anticipate that it will enter into indemnification agreements with each of its directors and executive officers pursuant to which the Company agrees to indemnify each such person for all expenses and liabilities, for civil action brought or threatened against such person by reason of such person being or having been an executive officer or director of the Company. In order to be entitled to indemnification by the Company, such person must have acted in good faith and in a manner such person believed to be in the best interests of the Company and that such person must have had no reasonable cause to believe his or her conduct was unlawful.

IN THE OPINION OF THE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.


                            DESCRIPTION OF SECURITIES

Set forth below is a description of the shares of capital stock of the Company, including the shares offered herein.

COMMON STOCK
The authorized capital stock of Cayenne Construction, Inc. consists of 30,000,000 shares of common Stock, $.001 par value per share. Upon consummation of this offering, there will be outstanding 4,700,000 shares of Common Stock. As of May 31, 2001, there were 4,200,000 shares of common stock outstanding, of which 1,200,000 shares were held by one shareholder. See "Principal Shareholders." Holders of common stock are entitled to one vote per share on all matters to be voted upon by them, except that shareholders may exercise cumulative voting rights in the election of directors. Under California's cumulative voting rules, each shareholder will be entitled to have a number of votes equal to the result obtained by multiplying the number of shares that he or she owns by the number of directors being elected and to cast those votes all for one candidate or to divide them among two or more of the candidates in nomination in such proportions as the shareholder may choose. As of May 31, 2001, through a private placement, the Company sold 3,000,000 shares of its common stock to 15 individuals.

Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

*    adopt resolutions;
*    to issue the shares;
*    to fix the number of shares;
*    to change the number of shares constituting any series; and
*    to provide for or change the following:
           - the voting powers;
           - designations;
           - preferences; and
           - relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
                    - dividend rights (including whether dividends are
                      cumulative);
                    - dividend rates;
                    - terms of redemption (including sinking fund provisions);
                    - redemption prices;
                    - conversion rights; and
                    - liquidation preferences of the shares constituting any
                      class or series of the preferred stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1. 20 to 33 1/3%
2. 33 1/3 to 50%
3  more than 50%

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which;

         1. has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

         2. does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Cayenne, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of Cayenne. This Statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The Statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or, other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

         1. an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

         2. an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

         3. representing 10 percent or more of the earning power or net income of the corporation.

An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the Statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

         1. the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

         2. the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

         3. if higher for the holders of Preferred Stock, the highest liquidation value of the Preferred Stock.

PREFERRED STOCK
No shares of preferred stock are outstanding and there are no plans at this time to issue or sell any shares. Instead the preferred shares are being reserved for use in connection with possible future venture capital finances. The Board of Directors has the authority, without further action by the stockholders, to issue the authorized shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although it presently has no intention to do so, the Board of Directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. This provision may be deemed to have a potential anti-takeover effect, and the issuance of preferred stock in accordance with such provision may delay or prevent a change of control of the Company.


                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

         The transfer agent, is Nevada Agency and Trust, 50 West Liberty Street, Reno Nevada 89501.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this Offering, CAYENNE CONSTRUCTION INC. will have 4,700,000 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with CAYENNE CONSTRUCTION INC.), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of CAYENNE CONSTRUCTION INC., may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of CAYENNE CONSTRUCTION INC. without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for CAYENNE CONSTRUCTION INC.'s shares of common stock. However, CAYENNE CONSTRUCTION INC.'s market maker, National Capital, has indicated that, upon successful completion of this offering, it will file an application under Rule 15c-211 for a quotation of CAYENNE CONSTRUCTION INC.'s securities on the Bulletin Board. There can be no assurance that the application will be granted or that CAYENNE CONSTRUCTION INC.'s securities will be quoted on any quotation medium or service. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                             REPORTS TO STOCKHOLDERS

         We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Pacific Regional office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Chicago Regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission's web site (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we may issue unaudited quarterly, or other interim reports to stockholders as we deem appropriate.

                          MARKET PRICE OF COMMON STOCK

         We intend to file for inclusion of our common stock on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of May 31, 2001, there were 15 holders of our common stock.


                                  LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for Cayenne Construction, Inc. by Joseph R. Scarpello, Esquire, 19700 Fairchild Road, Irvine, California 92612-2513.


                                     EXPERTS

The Financial Statements of Cayenne Construction, Inc. as of May 31, 2001, included in this Prospectus and elsewhere in the Registration Statement have been audited by McKennon Wilson & Morgan LLP, independent public accountants for Cayenne Construction, Inc., as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

CAYENNE CONSTRUCTION INC. has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

CAYENNE CONSTRUCTION INC. will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CAYENNE CONSTRUCTION INC., OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                                TABLE OF CONTENTS



Prospectus Summary-------------------------------------------------------  1
Risk Factors-------------------------------------------------------------  3
Terms of offering-no minimum contingency--------------------------------- 5 Related party transactions and possible conflicts of interest------------ 6 Dilution----------------------------------------------------------------- 7
Uncertainty of market acceptance-----------------------------------------  8
Use of Proceeds----------------------------------------------------------  8
Dividend Policy----------------------------------------------------------  8
Price Range of Securities------------------------------------------------  9
Capitalization-----------------------------------------------------------  9
Dilution-----------------------------------------------------------------  10
Selected Financial Data--------------------------------------------------  10
Management's Discussion and Analysis of Financial Condition
and Results of Operations------------------------------------------------  10
Business-----------------------------------------------------------------  11
Management---------------------------------------------------------------  11
Certain Transactions-----------------------------------------------------  11
Principal Stockholders---------------------------------------------------  12
Description of Securities------------------------------------------------  12
Shares Eligible for Future Sale------------------------------------------  12
Underwriting-------------------------------------------------------------  12
Legal Matters------------------------------------------------------------  12
Experts------------------------------------------------------------------  14
Index to Financial Statements--------------------------------------------  15



                            CAYENNE CONSTRUCTION INC.

                         500,000 SHARES OF COMMON STOCK

--------------------------------------------------------------------------------


                                   PROSPECTUS

--------------------------------------------------------------------------------


                                  MAY 31, 2001
--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code, as amended, provides for the indemnification of CAYENNE CONSTRUCTION INC. officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. CAYENNE CONSTRUCTION INC.'s Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. CAYENNE CONSTRUCTION INC.'s By-laws also contain a provision for the indemnification of CAYENNE CONSTRUCTION INC.' directors.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION
The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee----------------------------------------------   $      0
Printing and engraving expenses-----------------------------------   $      0
Accounting fees and expenses--------------------------------------   $  1,000
Legal fees and expenses (other than Blue Sky)---------------------   $ 12,000
Blue sky fees and expenses (including legal and filing fees)------   $      0
Miscellaneous-----------------------------------------------------   $      0
Total-------------------------------------------------------------   $ 13,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
The following securities were issued by CAYENNE CONSTRUCTION INC. within the past three years and were not registered under the Securities Act. In connection with organizing CAYENNE CONSTRUCTION INC., on January 10, 2001 Thomas Nanci was issued 1,200,000 shares of restricted common stock in exchange for services, and the business plan of CAYENNE CONSTRUCTION INC., pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Thomas Nanci may be deemed to be promoters of CAYENNE CONSTRUCTION INC.. No other persons are known to Management that would be deemed to be promoters. The Company also issued 3,000,000 share of it's common stock to 15 individuals through its 506 offering dated February 1, 2001

ITEM 27. EXHIBITS
(a) The following exhibits are filed as part of this Registration Statement:

EXHIBIT NUMBER                                DESCRIPTION
--------------------------------------------------------------------------------
         3.1        Articles of Incorporation
         3.2        Amendment to Articles of Incorporation
         3.4        By-Laws
         4.1        Form of Common Stock Certificate
         5.1        Opinion of Joseph R. Scarpello, Attorney at Law (including consent)
         5.2        Contract with Elite Bobcat Service Inc.
         6.1        Specimen of Stock Certificate
         23.1       Consent of Independent Accountant
         23.2       Consent of Joseph R. Scarpello(filed as part of Exhibit 5.1)
--------------------------------------------------------------------------------

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

- File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

- Include any prospectus required by Section 10(a)(3) of the Securities Act;

- Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

- Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

- Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of CAYENNE CONSTRUCTION INC. pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, CAYENNE CONSTRUCTION INC. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

- In the event that a claim for indemnification against such liabilities (other than the payment by CAYENNE CONSTRUCTION INC. of expenses incurred or paid by a director, officer or a controlling person of CAYENNE CONSTRUCTION INC. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

- For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by CAYENNE CONSTRUCTION INC. under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective. 30 -For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Corona, state of California, on June 3, 2001.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

CAYENNE CONSTRUCTION INC.


By: /s/ Thomas Nanci
    ------------------------------------
    Thomas Nanci, President and Director
    Date: June 3, 2001

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------





Independent Auditors' Report.................................................F-2

Financial Statements:

     Balance Sheet as of May 31, 2001.......................................F-3

     Statement of Operations for the Period from January 3, 2001
     (Inception) to May 31, 2001............................................F-4

     Statement of Stockholders' Equity for the Period from
     January 3, 2001 (Inception) to May 31, 2001............................F-5

     Statement of Cash Flows for the Period from January 3, 2001
     (Inception) to May 31, 2001............................................F-6

     Notes to Financial Statements..........................................F-7

                          Independent Auditors' Report
                          ----------------------------




Board of Directors
Cayenne Construction, Inc.


We have audited the accompanying balance sheet of Cayenne Construction, Inc. (the "Company") as of May 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the period from January 3, 2001 (Inception) to May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cayenne Construction, Inc. as of May 31, 2001, and the results of its operations and its cash flows for the period from January 3, 2001 (Inception) to May 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage with no operating history, and has no liquid assets to fund commencement of its operations. The Company may require additional financing in order for management to implement their operating plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                               /s/ McKennon, Wilson & Morgan LLP


Irvine, California
June 15, 2001, except for Note 5
 for which the date is July 10, 2001

                           CAYENNE CONSTRUCTION, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                                  BALANCE SHEET

                                  MAY 31, 2001



ASSETS

Current assets-
   Cash                                                                $    418

Deferred offering costs                                                  13,000
                                                                       ---------

         Total assets                                                  $ 13,418
                                                                       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities-
   Accrued liabilities                                                 $      -
                                                                       ---------

Stockholders' equity:
    Common stock, $0.001 par value; 30,000,000 shares authorized,
           4,200,000 shares issued and outstanding                        4,200
    Additional paid-in capital                                           12,000
    Deficit accumulated during the development stage                     (2,782)
                                                                       ---------
         Total stockholders' equity                                      13,418
                                                                       ---------

         Total liabilities and stockholders' equity                    $ 13,418
                                                                       =========

                 See accompanying notes to financial statements

                           CAYENNE CONSTRUCTION, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                 FOR THE PERIOD FROM JANUARY 3, 2001 (INCEPTION)
                                 TO MAY 31, 2001



Revenues                                                            $         -

General and administrative expenses                                       2,782
                                                                    ------------

Loss from operations                                                     (2,782)

Income taxes                                                                  -
                                                                    ------------

Net loss                                                            $    (2,782)
                                                                    ============

Basic and dilutive net loss per share                               $     (0.01)
                                                                    ============

Weighted average number of shares outstanding                         1,404,082
                                                                    ============



                 See accompanying notes to financial statements


                                            CAYENNE CONSTRUCTION, INC.
                                           (A DEVELOPMENT-STAGE COMPANY)
                                         STATEMENT OF STOCKHOLDERS' EQUITY

                                  FOR THE PERIOD FROM JANUARY 3, 2001 (INCEPTION)
                                                  TO MAY 31, 2001

                                                                                                     Deficit
                                                                                                   Accumulated
                                                              Common Stock          Additional      During the
                                                      ---------------------------    Paid-in       Development
                                                         Shares        Amount        Capital          Stage            Total
                                                      ------------- -------------  ------------  ----------------  ---------------
Common Stock issued to founder at $0.001
  per share, of which $500 was paid in cash              1,200,000  $      1,200   $         -   $             -   $        1,200

Common stock issued in private placement for $0.005
  per share                                              3,000,000         3,000        12,000                 -           15,000

Net loss                                                         -             -             -            (2,782)          (2,782)
                                                      ------------- -------------  ------------  ----------------  ---------------

Balance at May 31, 2001                                  4,200,000  $      4,200   $    12,000   $        (2,782)  $       13,418
                                                      ============= =============  ============  ================  ===============


                                  See accompanying notes to financial statements

                           CAYENNE CONSTRUCTION, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                 FOR THE PERIOD FROM JANUARY 3, 2001 (INCEPTION)
                                 TO MAY 31, 2001


Cash flows from operating activities:
   Net loss                                                            $ (2,782)
   Adjustments to reconcile net loss to net cash
      used in operating activities-
        Issuance of common stock for services                               700
                                                                       ---------

Net cash used in operating activities                                    (2,082)
                                                                       ---------

Cash flows from financing activities:
   Deferred offering costs                                              (13,000)
   Issuance of common stock for cash                                     15,500
                                                                       ---------

Net cash used in operating activities                                     2,500
                                                                       ---------

Increase in cash                                                            418

Cash at beginning of period                                                   -
                                                                       ---------

Cash at end of period                                                  $    418
                                                                       =========

                 See accompanying notes to financial statements

                           CAYENNE CONSTRUCTION, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION AND HISTORY

ORGANIZATION AND NATURE OF OPERATIONS

Cayenne Construction, Inc. ("the Company") was incorporated in the state of Nevada on January 3, 2001 ("Inception"). The Company was formed to be an independent service provider of ready-mix concrete, whereby management will arrange purchases of ready-mixed concrete by small contractors and customers on a fee basis. Management plans to develop corporate partnerships in the construction industry to enable it to sell an infinite array of products and services to small contractors and customers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. In the course of its development, the Company will continue to incur additional losses. The Company may require additional funds for its operational activities and sales efforts. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is seeking private equity financings and future collaborative arrangements with third parties to meet its cash needs as these arise. There is no assurance that such additional funds will be available on acceptable terms or available at all. On July 10, 2001, the Company received its first contract beginning September 1, 2001, which they believe will generate additional cash flows to fund salaries and certain operating costs. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FISCAL YEAR END

The Company has elected May 31 as its year end for financial and income tax reporting purposes.

RISKS, UNCERTAINTIES AND CONCENTRATIONS

The Company operates in an industry that is highly competitive and rapidly changing. Many circumstances could have an unfavorable impact on the Company's operating results. Examples include high seasonality of demand for ready-mixed concrete, which results from the seasonal nature of construction activities, the cyclical nature of construction industry, changes of interest rates, the availability of short and long term financing, inflation, consumers spending trends and employment levels.

                           CAYENNE CONSTRUCTION, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


FAIR VALUE OF FINANCIAL INSTRUMENTS

At May 31, 2001, the Company has cash and no liabilities considered financial instruments. The carrying amounts of assets and liabilities are representative of fair value. In the future, the Company could have financial instruments whereby the fair value of the financial instruments is different than that recorded on a historical basis.

DEFERRED OFFERING COSTS

Direct costs incurred in connection with the Company's initial public offering (the "Offering") are capitalized. In the event the Offering is unsuccessful, the Company will charge these costs to operations. At May 31, 2001, the Company incurred and capitalized $13,000 of offering costs.

PROPERTY AND EQUIPMENT

Property and equipment will be recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation will be removed from the accounts and any resulting gain or loss will be reflected in operations. At May 31, 2001, the Company had no property and equipment.

The Company will assess the recoverability of property and equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of property and equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

REVENUE RECOGNITION

Fee revenue from sales of ready-mixed concrete will be recognized upon delivery. The revenues will generally range from 5% to 7% of the gross selling price of concrete to small contractors and customers. The Company will not take title to concrete products delivered to its customers.

CONCENTRATION OF CREDIT RISK

The Company expects to generate revenues principally from sales of products in California. The Company intends to perform credit evaluations of its customers and does not expect to require collateral. The Company will maintain reserves for potential credit losses.

START-UP COSTS

The Company accounts for start-up costs, including organization costs, under the provisions of Statement of Position No. 98-5, "Reporting on the Costs of Start-up Activities," whereby such costs are expensed as incurred.

                           CAYENNE CONSTRUCTION, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

ADVERTISING AND PROMOTION

All costs associated with advertising and promoting products are expensed as incurred.

PER SHARE INFORMATION

The Company is required to present basic and diluted per share information on the face of its statements of operations. Basic per share information is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Common stock equivalents, which relate to shares issuable upon the exercise of common stock purchase warrants and options, would not be included in the calculation for diluted per share information for the period as their effect would be antidilutive due to net losses. During the period, no common stock equivalents were outstanding.

INCOME TAX

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

STOCK-BASED COMPENSATION

The Company will measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company will measure compensation cost related to stock options issued to no employees using the fair value method using the Black-Scholes valuation model.

COMPREHENSIVE INCOME

The Company will report components of comprehensive income or loss on its statements of operations. Comprehensive income or loss includes net income or loss, as well as certain non-shareholder items that are reported directly within a separate component of stockholders' equity and bypass the statement of operations.

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

The Company will report information about operating segments and related disclosures about products, geographic information and major customers, consistent with information that management will use to evaluate the operations of the Company.

                           CAYENNE CONSTRUCTION, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends existing accounting standards and is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivatives be recognized in the balance sheet at their fair market value, and the corresponding derivative gains or losses be either reported in the statement of operations or as a component of other comprehensive income depending on the type of hedge relationship that exists with respect to such derivative. The adoption of SFAS No. 133 had no impact on the Company's financial statements.

NOTE 3 - STOCKHOLDERS' EQUITY

COMMON STOCK

On January 3, 2001, the Articles of Incorporation authorized the issuance of 30,000,000 shares of common stock at $0.001 par value.

On January 10, 2001, the Company issued 1,200,000 shares of common stock to the founder of the Company for $500. Since the par value of the Company's common stock is the legal minimum value, management recorded compensation for the difference between the amount paid of $500 and the minimum value of $1,200, or $700 in the accompanying statement of operations.

The Company issued a total of 3,000,000 shares of common stock during May 2001 in a private placement under Rule 506 of the Securities Act of 1933 for $15,000 in cash, or $0.005 per share. Due to lack of operations, management believes the purchase price of $0.005 per share is representative of fair value.

NOTE 4 - INCOME TAXES

The Company's only net deferred tax asset at May 31, 2001 totaling $1,000 consists of federal net operating loss carryforwards amounting of approximately $2,800. At May 31, 2001, the Company provided a full valuation allowance for these net operating loss carryforwards totaling $2,800. The Company recorded no net tax benefit in operations. The difference between the tax benefit of approximately $2,800 generated during the period from Inception to May 31, 2001 using the federal income tax rate of 34%, and the zero tax benefit reflected in the statement of operations through May 31, 2001, is the result of a full valuation allowance of the Company's deferred tax asset during the period.

NOTE 5 - SUBSEQUENT EVENTS

On July 10, 2001, the Company signed a contract with Elite Bobcat Service, Inc. to sell ready-mix concrete. The contract will become effective on September 1, 2001 for a period of one year. Under the terms of the contract, the Company will receive a service fee totaling 5% of the sales price of ready-mix concrete.